Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of American Standard Energy Corp., a Delaware corporation (the “Company”) on Form 10-Q for the period ending March 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Scott Mahoney, Chief Financial Officer, certifies to the best of his knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to American Standard Energy Corp. and will be retained by American Standard Energy Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/   Scott Mahoney, CFA
Scott Mahoney, Chief Financial Officer

Date:  May 23, 2011